VIRTU FINANCIAL, INC.
AMENDED AND RESTATED
2015 MANAGEMENT INCENTIVE PLAN
RESTRICTED STOCK UNIT AND COMMON STOCK AWARD AGREEMENT
THIS RESTRICTED STOCK UNIT AND COMMON STOCK AWARD AGREEMENT (the “Agreement”), is entered into as of [________], 2020 (the “Date of Grant”), by and between Virtu Financial, Inc., a Delaware corporation (the “Company”), and ___________ (the “Participant”).
WHEREAS, the Company has adopted the Virtu Financial, Inc. Amended and Restated 2015 Management Incentive Plan (the “Plan”), pursuant to which shares of Class A Common Stock and Restricted Stock Units (“RSUs”) may be granted; and
WHEREAS, the Compensation Committee of the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to grant the shares of Class A Common Stock in recognition of Participant’s service to the Company and its Affiliates from January 1, 2019 through December 31, 2019, and RSUs provided for herein to the Participant subject to the terms set forth herein.
NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
1.    Grant of Common Stock and Restricted Stock Units.
(a)    Grant. The Company hereby grants to the Participant a total number of shares of Class A Common Stock equal to approximately $_________ divided by the Issue Price (the “Shares”), and a total number of RSUs equal to approximately $_________ divided by the Issue Price, in each case on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The RSUs shall be credited to a separate book-entry account maintained for the Participant on the books of the Company, which may be maintained by a third party. The “Issue Price” shall mean the volume weighted average price of shares of the Company’s Class A Common Stock traded during the three days preceding the Date of Grant, as determined by the Company.
(b)    Incorporation by Reference. The provisions of the Plan are incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and his legal representative in respect of any questions arising under the Plan or this Agreement. The Participant acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.
2.    Vesting and Settlement.
(a)    The Shares shall be one hundred percent (100%) vested as of the Date of Grant.
(b)    Except as may otherwise be provided herein, subject to the Participant’s continued employment or service with the Company or an Affiliate, the RSUs shall vest in equal installments on each of the first three (3) anniversaries of the Date of Grant (each such date, a “Vesting Date”). Upon each Vesting Date, such portion of the RSUs that vest on such date shall no longer be subject to the transfer restrictions pursuant to Section 9(a) hereof or cancellation pursuant to Section 4 hereof. Any fractional RSUs resulting from the application of the vesting schedule shall be aggregated and the RSUs resulting from such aggregation shall vest on the final Vesting Date.
(c)    Vested RSUs shall be settled within ten (10) days following the Vesting Date for such RSUs in shares of Class A Common Stock, or cash, as determined by the Committee in its sole discretion.
3.    Dividend Equivalents. In the event of any issuance of a cash dividend on the shares of Class A Common Stock (a “Dividend”), the Participant shall be entitled to receive, with respect to each RSU granted pursuant to this Agreement and outstanding as of the record date for such Dividend, payment of an amount equal to the Dividend at the same time as the Dividend is paid to holders of shares of Class A Common Stock generally.
4.    Termination of Employment or Service. If the Participant’s employment or service with the Company and its Affiliates terminates for any reason, all unvested RSUs shall be cancelled immediately and the Participant shall not be entitled to receive any payments with respect thereto; provided, however, that in the event of the Participant’s Retirement (as defined below) and compliance with the terms thereof, the RSUs shall continue vesting in accordance with the terms of this Agreement as if the Participant remained employed through each Vesting Date (subject to the forfeiture provisions of the Plan and the clawback provisions set forth herein). For purposes of this Agreement, “Retirement” means a determination by the Company, in its sole and absolute discretion, that the Participant has had a retirement from the Company and its Affiliates upon a voluntary resignation of employment by the Participant (i) after the Participant completed a minimum of five (5) full years of service as an employee of the Company and its Affiliates (regardless of whether such service is continuous), (ii) the Participant having attained the age of fifty (50) at the time of termination, (iii) the sum of the Participant’s years of service and age equals or exceeds sixty-five (65) at the time of termination, (iv) the Participant has entered into and complies with the terms of a non-compete agreement with a term equal to the greater of (x) two years and (y) the remaining period up to and including the Vesting Date in the form set forth on Exhibit A hereto and (v) the Participant has duly executed, delivered and not revoked a customary release and waiver of all claims in a form acceptable to the Company. For the avoidance of doubt, any failure to comply with the terms of such non-compete agreement will result in the forfeiture of any unvested RSUs.
5.    Rights as a Stockholder. The Participant shall not be deemed for any purpose to be the owner of any shares of Class A Common Stock constituting the Shares or underlying the RSUs unless, until and to the extent that (i) the Company shall have issued and delivered to the Participant the shares of Class A Common Stock constituting the Shares or underlying the RSUs and (ii) the Participant’s name shall have been entered as a stockholder of record with respect to such shares of Class A Common Stock on the books of the Company. The Company shall cause the actions described in clauses (i) and (ii) of the preceding sentence to occur promptly following settlement as contemplated by this Agreement, subject to compliance with applicable laws.
6.    Compliance with Legal Requirements.
(a)    Generally. The granting of the Shares and the granting and settlement of the RSUs, and any other obligations of the Company under this Agreement, shall be subject to all applicable U.S. federal, state and local laws, rules and regulations, all applicable non-U.S. laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Participant agrees to take all steps the Committee or the Company determines are reasonably necessary to comply with all applicable provisions of U.S. federal and state securities law and non-U.S. securities law in exercising his rights under this Agreement.
(b)    Taxes and Withholding. The grant of the Shares and the vesting and settlement of the RSUs shall be subject to the Participant satisfying any applicable U.S. federal, state and local tax withholding obligations and non-U.S. tax withholding obligations. The Participant shall be required to pay to the Company, and the Company shall have the right and is hereby authorized to withhold any cash, shares of Class A Common Stock, other securities or other property or from any compensation or other amounts owing to the Participant, the amount (in cash, Class A Common Stock, other securities or other property) of any required withholding taxes in respect of the Shares or in respect of the RSUs, settlement of the RSUs or any payment or transfer of the RSUs, and to take any such other action as the Committee or the Company deem necessary to satisfy all obligations for the payment of such withholding taxes. In its sole discretion, the Company may permit the Participant to satisfy, in whole or in part, the tax obligations by (A) withholding shares of Class A Common Stock from the Shares having a Fair Market Value equal to such withholding liability and (B) withholding shares of Class A Common Stock that would otherwise be deliverable to the Participant upon settlement of the RSUs with a Fair Market Value equal to such withholding liability.
7.    Clawback. Notwithstanding anything to the contrary contained herein, the Committee may cancel the Shares and RSU award if the Participant, without the consent of the Company, has engaged in or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate while employed by or providing services to the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, or violates a non-competition, non-solicitation, non-disparagement, non-disclosure or confidentiality covenant or agreement with the Company or any Affiliate, as determined by the Committee. In such event, the Participant will forfeit any compensation, gain or other value realized previously or thereafter on the vesting or settlement of the RSUs, the sale or other transfer of the Shares and the RSUs, or the sale of shares of Class A Common Stock acquired in respect of the RSUs, and must promptly repay such amounts to the Company. If the Participant receives any amount in excess of what the Participant should have received with respect to the Shares or under the terms of the RSUs for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by the Committee, then the Participant shall be required to promptly repay any such excess amount to the Company. To the extent required by applicable law and/or the rules and regulations of NASDAQ or any other securities exchange or inter-dealer quotation system on which the Class A Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Company, the Shares and the RSUs shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Agreement).
8.    Contractual Obligations.
(a)    Nothing in this Agreement shall supersede, modify, replace or cancel any existing contractual obligations, including but not limited to restrictive covenants or notice periods, applicable to you in any employment agreement, offer letter, prior equity award agreement or any other agreement or contract with the Company or its Affiliates.
(b)    In the event that the Participant violates any of the contractual obligations referred to in this Section 8, in addition to any other remedy which may be available at law or in equity, the RSUs shall be automatically forfeited effective as of the date on which such violation first occurs. The foregoing rights and remedies are in addition to any other rights and remedies that may be available to the Company and shall not prevent (and the Participant shall not assert that they shall prevent) the Company from bringing one or more actions in any applicable jurisdiction to recover damages as a result of the Participant’s breach of such restrictive covenants.
9.    Miscellaneous.
(a)    Transferability. The RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered (a “Transfer”) by the Participant other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order or as otherwise permitted under Section 15(b) of the Plan. Any attempted Transfer of the RSUs contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the RSUs, shall be null and void and without effect.
(b)    Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.
(c)    Section 409A. The RSUs are intended to be exempt from, or compliant with, Section 409A of the Internal Revenue Code (“Code”). Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of the Plan or this Agreement contravenes Section 409A of the Code or could cause the Participant to incur any tax, interest or penalties under Section 409A of the Code, the Committee may, in its sole discretion and without the Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A of the Code. This Section 9(c) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the RSUs will not be subject to interest and penalties under Section 409A.
(d)    General Assets. All amounts credited in respect of the RSUs to the book-entry account under this Agreement shall continue for all purposes to be part of the general assets of the Company. The Participant’s interest in such account shall make the Participant only a general, unsecured creditor of the Company.
(e)    Notices. Any notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax, pdf/email or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, to the attention of the General Counsel at the Company’s principal executive office.
(f)    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(g)    No Rights to Employment or Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the rights of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.
(h)    Fractional Shares. In lieu of issuing a fraction of a share of Class A Common Stock resulting from adjustment of the Shares or the RSUs pursuant to Section 12 of the Plan or otherwise, the Company shall be entitled to pay to the Participant an amount in cash equal to the Fair Market Value of such fractional share.
(i)    Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation.
(j)    Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.
(k)    Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto, except as set forth in Section 8 hereof. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under Section 12 or 14 of the Plan.
(l)    Governing Law and Venue. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.
(i)    Dispute Resolution; Consent to Jurisdiction. All disputes between or among any Persons arising out of or in any way connected with the Plan, this Agreement, the Shares or the RSUs shall be solely and finally settled by the Committee, acting in good faith, the determination of which shall be final. Any matters not covered by the preceding sentence shall be solely and finally settled in accordance with the Plan, and the Participant and the Company consent to the personal jurisdiction of the United States Federal and state courts sitting in Wilmington, Delaware as the exclusive jurisdiction with respect to matters arising out of or related to the enforcement of the Committee’s determinations and resolution of matters, if any, related to the Plan or this Agreement not required to be resolved by the Committee. Each such Person hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the last known address of such Person, such service to become effective ten (10) days after such mailing.
(ii)    Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated (whether based on contract, tort or any other theory). Each party hereto (A) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this section.
(m)    Headings; Gender. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement. Masculine pronouns and other words of masculine gender shall refer to both men and women as appropriate.
(n)    Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile and electronic image scan (pdf)), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
(o)    Electronic Signature and Delivery. This Agreement may be accepted by return signature or by electronic confirmation. By accepting this Agreement, the Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by U.S. Securities and Exchange Commission rules (which consent may be revoked in writing by the Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Participant).
(p)    Electronic Participation in Plan. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

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To accept or reject your Restricted Stock award, please complete the on-line form (“Accept or Reject Your Grant”) as promptly as possible, but, in any case, within thirty (30) days after the Grant Date. If you accept your award you will be deemed to have agreed to the terms and conditions set forth in this Agreement and the terms and conditions of the Plan, all of which are made part of this Agreement. Your Agreement is available to you online in your Schwab Equity Award Center (EAC) account via this link https://www.schwab.com/public/eac/home.

VIRTU FINANCIAL, INC.

By:
Name: Douglas A. Cifu
Title: Chief Executive Officer

Exhibit A

1.NONCOMPETITION AGREEMENT

In consideration of the continued vesting of the Restricted Stock Units previously awarded to me (the “Consideration”) pursuant to one or more award agreements under the Virtu Financial, Inc. Amended and Restated 2015 Management Incentive Plan (the “Plan”) by Virtu Financial, Inc. (including any subsidiary, parent or affiliate thereof, the “Company”), I, the undersigned, hereby enter into this Agreement (the “Agreement”) as of the date set forth below my signature and hereby represent to and agree with the Company as follows:
1.    Acknowledgments. I acknowledge that: (a) during the course of my engagement by the Company, I have learned of or had access to Confidential Information (as defined below), including Confidential Information entrusted to the Company by other individuals or entities, as well as other protectable business interests; (b) my engagement by the Company has created a relationship of confidence between the Company and me; (c) the Company has devoted substantial resources to developing Confidential Information and such information is critical to the Company’s competitive advantage and business; (d) the Company takes significant steps to preserve and to protect its Confidential Information; (e) any unauthorized use or disclosure or other improper use by me of Confidential Information could have severe and irreparable repercussions on the Company and/or its clients or other persons or entities; (f) the Company’s protectable business interests are essential to its competitive advantage and will retain continuing vitality throughout and beyond my Engagement with the Company; (g) if I leave the Company and work for myself or with another person or entity in a manner that violates this Agreement, it would be highly likely, if not inevitable, that I would rely on the Company’s Confidential Information in the course of my work, either consciously or subconsciously; and (h) any diminution of the Company’s competitive advantage caused by my engaging in activities in violation of this Agreement could have severe and irreparable repercussions on the Company’s business. Accordingly, I agree that this Agreement is necessary to safeguard the Company’s protectable business interests.

2.    Confidential Information.

(a) Definition of Confidential Information. For purposes of this Agreement, “Confidential Information” means trade secrets, know-how, other proprietary information or other information that (i) is not generally known to the public or in the industries in which the Company engages in its business activities, and (ii) relates to the activities, businesses, products or services, or proposed activities, businesses, products or services of the Company, or of any client of the Company. Examples of Confidential Information include, but are not limited to: (i) all ideas, inventions, know-how, technology, formulas, designs, software, programs, algorithms, trading strategies, trading models, products, systems, applications, processes, procedures, methods and improvements and enhancements, and all related documentation, whether or not patentable, copyrightable or entitled to other forms of protection, utilized by the Company or its affiliates or which are directly or indirectly, related to the business, products or services, or proposed business, products or services, of the Company or its affiliates; (ii) the name and/or address of any customer or vendor of the Company or its affiliates or any information concerning the transactions or relations of any customer or vendor of the Company or its affiliates with the Company or any of its stockholders, principals, directors, officers, employees or agents; (iii) any financial information relating to the Company and its business; (iv) any information which is generally regarded as confidential or proprietary in any line of business engaged in by the Company or its affiliates; (v) any business plans, budgets, advertising or marketing plans; (vi) any information contained in any of the written or oral policies and procedures or manuals of the Company or its affiliates; (vii) any information belonging to customers, vendors or affiliates of the Company or its affiliates or any other individual or entity which the Company or its affiliates has agreed to hold in confidence; and (viii) all written, graphic and other material (in any medium whether in writing, on magnetic tape or in electronic or other form) relating to any of the foregoing. I acknowledge and understand that information that is not novel or is not copyrighted, trademarked or patented, or eligible for such or any other protection, may nonetheless be Confidential Information
3.    Noncompetition and Nonsolicitation.

(a)    During the twenty-four (24) months following my retirement from the Company (the “Restricted Period”), I will not be employed by, act on behalf of any other person or entity or group within an entity or its affiliate (either as an officer, director, consultant or in any other capacity) or own any interest in any person or entity or group within an entity or its affiliate that (i) is during the term of my Engagement, a past, current or prospective client of or investor in the Company, (ii) acts or attempts to act as a market maker or engages in proprietary trading of financial products or instruments, or buying, selling, trading or engaging in any other similar transactions to facilitate a customer or client order, (iii) is engaged in any business or activity that is similar to or directly competitive with that of the Company (including, without limitation, areas in which the Company is or has conducted business and areas in which it is contemplating doing business) unless such employment or other arrangement has been approved by the Company in advance in writing. During the Restricted Period, I will not solicit, attempt to solicit, participate in any solicitation, or otherwise advise, induce or encourage any current or prospective employee, consultant, independent contractor, agent, client or representative of, or any vendor or supplier to, the Company to terminate his, her or its relationship with the Company or to enter into a business or employment relationship of any kind with any other individual or entity. Additionally, during the Restricted Period, I will not solicit or accept funds from any actual or prospective client, shareholder or investor of the Company, nor will I encourage any such actual or prospective client, shareholder or investor to decline, terminate or reduce its current or prospective business relationship with the Company.
(b)    I acknowledge and agree that the provisions of this Section 3 (the “Restrictive Covenants”) are reasonable and valid in geographical and temporal scope and in all other respects, and are necessary in order to secure for the Company the benefits for which it has contracted (specifically, the world-wide scope is necessary because trading markets operate without regard to geographic boundaries). In particular, I understand that the provisions of this Section 2 may limit my ability to earn a livelihood in a business similar to the business of the Company but nevertheless agree and hereby acknowledge that (i) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Company, (ii) such provisions contain reasonable limitations as to time and scope of activity to be restrained, (iii) such provisions are not harmful to the general public, (iv) such provisions are not unduly burdensome to me, and (v) the consideration provided hereunder is sufficient to compensate me for the restrictions contained in such provisions. In consideration thereof and in light of my education, skills and abilities, I agree that I will not assert in any forum that such provisions prevent me from earning a living or otherwise are void or unenforceable or should be held void or unenforceable; provided, however, that no provision of this Section 2 shall prohibit me from merely owning up to 1% of outstanding capital stock of any corporation that is actively traded in any national securities market. However, if any court or authority determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, I agree that the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect without regard to the invalid portions, and that if any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, such court shall have the power to reduce the duration or scope of such provision, and, in its reduced form, such provision shall then be enforceable against me. I also acknowledge that the Company would not have entered into an at will employment relationship with me unless I agree to such restrictions and limitations.
3.    No Disparaging or Defamatory Statements. I shall not, during either the course of my Engagement by the Company or the Restricted Period, make, publish, or otherwise transmit any disparaging or defamatory statements, whether written or oral, or give interviews, provide comment, information or opinions, positive or negative, to any publicly available media resource or employee, contractor or representative, regardless of the format and intent of that media.
4.    Miscellaneous

(a)    Survival; Binding Effect; Third Party Beneficiary. I understand and acknowledge that my obligations under this Agreement shall survive the termination of my Engagement regardless of the manner of such termination and shall be binding upon my heirs, executors, administrators, legal representatives, and assigns. I also understand and acknowledge that this Agreement shall be binding upon and shall inure to the benefit of the subsidiaries, affiliates, successors, and assigns of the Company, including any person(s) or entity(ies) Person that acquires all or substantially all of the assets of the Company, whether by merger, consolidation, or otherwise. This Agreement does not create, and shall not be interpreted or construed to create, any rights enforceable by any person not a party to this Agreement.
(b)    Injunctive Relief. I acknowledge and agree that money damages for the breach or threatened breach of my obligations under this Agreement would be inadequate to properly compensate for losses resulting from my breach. Accordingly, I agree that in the event of a breach or threatened breach by me of any said undertakings, the Company will be entitled to temporary and permanent injunctive relief in any court of competent jurisdiction (without the need to post bond and without proving that damages would be inadequate). The rights and remedies provided for or in this Agreement are cumulative and shall be in addition to rights and remedies otherwise available to the parties hereunder or under any other agreement or applicable law.
(c)    Governing Law. The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such state (excluding the conflicts of laws provisions thereof). Any claim or action relating to or arising out of this Agreement or the subject matter hereof shall be subject to the arbitration provisions set forth in the offer letter, or in the event that there are no such provisions or they are not enforceable, then I expressly consent that any action, suit, or proceeding relating to or arising out of this Agreement or the subject matter hereof may be brought exclusively in any federal or state court sitting in the State of New York. I hereby waive and agree not to assert in any such action, suit, or proceeding, in each case to the fullest extent permitted by applicable law, any claim that (i) I am not personally subject to the jurisdiction of any such court; (ii) any such action, suit, or proceeding is brought in an inconvenient forum (forum non conveniens); or (iii) the venue of any such action, suit, or proceeding is improper. THE PARTIES EXPRESSLY AND KNOWINGLY WAIVE ANY RIGHT TO A JURY TRIAL IN THE EVENT ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT IS LITIGATED OR HEARD IN ANY COURT.
(d)    Severability. If any provision, or portion of any provision, of this Agreement shall be held or deemed to be invalid, inoperative, or unenforceable for any reason, the remaining provisions of this Agreement and the remaining portion of any provision held invalid, inoperative, or unenforceable in part shall continue in full force and effect. In addition, if any provision is determined to be invalid or unenforceable due to its duration and/or scope, the duration and/or scope of such provision, as the case may be, shall be reduced, such reduction shall be to the smallest extent necessary to comply with applicable law, and such provision shall be enforceable, in its reduced form, to the fullest extent permitted by applicable law.
(e)    No Waiver; Amendments. No delay or omission by either party in exercising any right under this Agreement shall operate as a waiver of that or any other right. This Agreement may not be altered, modified, or amended, in whole or in part, except by an agreement in writing signed by a duly authorized officer of the Company.
(f)    Notice. For purposes of this Agreement, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given: (i) when delivered personally; (ii) on the business day following the day such notice or other communication is sent by recognized overnight courier; (iii) when sent by facsimile transmission; or (iv) if sent by certified or registered mail, postage prepaid, on the date of actual receipt thereof. Such communications shall be addressed to the respective addresses set forth on the first page of the letter from the Company offering employment (with any such communication to the Company directed to the attention of the General Counsel), or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only on the date of actual receipt thereof.

(g)    Employment; Engagement. I understand and agree that this Agreement does not constitute a contract of employment, retention or engagement or obligate the Company to employ, retain or engage me for any specified period of time, nor shall this Agreement be interpreted in any way to interfere with any right the Company has, or any right I have, to terminate my Engagement at any time.
(h)    Counterparts; Headings. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. Headings and subheadings are for convenience only and shall in no way affect the interpretation of any provision of this Agreement or of the Agreement itself.
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IN WITNESS WHEREOF, each party has caused this Agreement to be executed on its behalf by an officer thereunto duly authorized, all as of the date set forth above.
By: __________________________
    Name: INSERT

AGREED TO AND ACCEPTED:

VIRTU FINANCIAL, INC.

By:    _
    Name:
    Title:
    Date: